                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



       Date of Report (Date of earliest event reported): November 5, 1999


                         Zenith Electronics Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                         1-4115                     36-1996520
--------                         ------                     ----------
(State or jurisdiction           (Commission File           (IRS Employer
of incorporation)                Number)                    Identification
                                                            No.)


1000 Milwaukee Avenue
Glenview, Illinois                                60025-2493
------------------                                ----------
(Address of principal executive offices)          (Zip Code)

Registrant's Telephone Number,
Including area code                               (847) 391-7000
                                                  --------------


                                Not Applicable
                                --------------
            (Former name and address, if changed since last report)
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Item 5.    Other Events
           ------------

     On November 5, 1999, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order confirming Zenith Electronics Corporation (the "Company") prepackaged plan of reorganization (the "Plan of Reorganization"), subject to certain conditions precedent to its effectiveness. On November 9, 1999 the Company satisfied these conditions and declared the Plan of Reorganization effective. A copy of the Plan of Reorganization, as confirmed, is filed as Exhibit 1 attached hereto.

     On November 17, 1999, Jeffrey P. Gannon, president and chief executive officer of the Company announced that he would be leaving the Company, effective as of November 19, 1999. Gannon is to be succeeded as president and chief executive officer by Ian G. Woods, a senior executive of LG Electronics Inc. A press release (the "Press Release") was issued by the Company concerning the change in management. A copy of the Press Release is filed as Exhibit 2 hereto.

          The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Plan of Reorganization and the Press Release which is incorporated by reference and the Chapter 11 petition and motions and related pleadings and papers on file with the Bankruptcy Court.


Item 7.   Financial Statements, Pro Forma Financial
          ------------------------------------------
          Information and Exhibits
          ------------------------

     (c)  Exhibits

          99(aq) Plan of Reorganization

          99(ar) Text of Press Release dated November 17, 1999


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this
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report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ZENITH ELECTRONICS CORPORATION



                            By: /s/ Richard F. Vitkus
                                -----------------------------
                                Richard F. Vitkus
                                Senior Vice President, General Counsel and
                                Secretary

Date: November 23, 1999

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                                 Exhibits Index
                                 --------------


     Exhibit
     Number        Exhibit Description
     ------        -------------------


     99(aq)        Plan of Reorganization


     99(ar)        Press Release dated November 17, 1999